                      BY-LAWS OF CLEARSPAN COMPONENTS, INC.

                               ARTICLE I - OFFICES

     The principal office of the corporation in the State of Mississippi shall be located in the City of Meridian, Lauderdale County, Mississippi. The corporation shall have such offices, within or without the State of Mississippi as the Board of Directors may designate or as the business of the corporation may require from time to time.

     The corporation will have a registered office in the State of Mississippi which may be, but need not be, identical with the principal office in the State of Mississippi; and the address of the registered office may be changed from time to time by the Board of Directors.

                            ARTICLE II - STOCKHOLDERS

     Section 1 - Annual Meeting. The annual meeting of the stockholders shall be on the first Monday of December of each year at the hour of 10:00 A. M. for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the election of Directors shall not be held on the day designated herein, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

     Section 2 - Special Meeting. Special meetings of the stockholders for any purpose or purposes unless otherwise prescribed by statute, may be called by the President or by the Board of Directors and shall be called by the President at the request of the holders of not less than 1/l0th of all of the outstanding shares of the corporation entitled to vote at the meeting.

     Section 3 - Place of Meeting. The Board of Directors may designate any place, either within or without the State of Mississippi, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation of place of meeting is made, the place of meeting shall be the registered office of the corporation in the State of Mississippi.

     Section 4 - Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which such meeting is called, shall be delivered personally or sent by certified mail to each stockholder of record entitled to vote, such delivery to be made not less than ten (10) days nor more than fifty
(50) days before date of such meeting. Such notice to corporate stockholders shall be given by delivery in the manner aforesaid to each Director of any such corporate stockholders. The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except where he attends for the express purpose of objecting to transaction of business.

     Section 5 - Closing of Transfer Books or Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose, the Board of Directors may provide that the stock transfer book shall be closed for a stated period, which period shall not exceed fifty (50) days. If the stock transfer books are not closed in the above prescribed manner, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring dividend is adopted, as the case may be, shall be record date for determination of stockholders.

     Section 6 - Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum of a meeting of the stockholders. If less than a majority of the outstanding shares are present at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without notice, until a majority of shares shall be represented.

     Section 7 - Proxies.  At all meetings of stockholders, a stockholder may
vote by proxy executed in writing.   Such proxy shall be filed with the
Secretary of the corporation before or
at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     Section 8 - Voting of Shares and Cumulative Voting. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted for vote at a stockholders' meeting; provided, however, that at each election for Directors, each stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote, or every such stockholder may cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of such stockholder's shares of stock shall equal, or by distributing such votes in the same manner among any number of candidates.

     Section 9 - Voting of Shares by Certain Stockholders. Shares standing in the name of another corporation may be voted by such officers, agent, or proxy as the By-Laws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine or prescribe.

     Shares held by an administrator, executor, guardian or conservator, may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver without transfer thereof into his name, if authority so to do be contained in an appropriate order of the Court by which such receiver was appointed.

     A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares.

     Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     Section 10 - Informa1 Action by Stockholders. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

                        ARTICLE III - BOARD OF DIRECTORS

     Section 1 - General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

     Section 2 - Number, Tenure and Qualifications. The number of Directors of the corporation shall be not less than three (3) nor more than five (5). Each Director shall hold office until the next annual meeting of the stockholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Mississippi or stockholders of the corporation.

     The number of the members of the Board of Directors shall be determined only by election of the stockholders under the provisions of these by-laws. Any vacancy occurring on the Board of Directors between annual meetings shall be filled by election at the next annual meeting of the stockholders or at a special meeting of the stockholders called for that purpose.

     Section 3 - Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of the stockholders. The Board of Directors may provide, by resolution, the time and place either within or without the State of Mississippi for the holding of additional regular meetings without other notice than such resolution.

     Section 4 - Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors.

     Notice of any special meeting shall be given at least ten (10) days previously thereto by written notice delivered personally or mailed to each Director. The attendance of a Director at a meeting shall constitute waiver of notice of such meeting, except where a Director attends such meeting for the express purpose of objecting to the transaction of any business.


     Section 5 - Quorum. Sixty (60%) per cent of the number of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; but if less than such majority be present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

     The act of 60% of the full membership of the Board of Directors shall be the act of the Board of Directors.


     Section 6 - Compensation and Presumption of Assent. No compensation shall be allowed members of the Board of Directors for acting in such capacity. A director who is present at a meeting of the Board of Directors shall be presumed to have assented to the action taken at such meeting unless his dissent shall be entered in the minutes.


                              ARTICLE IV - OFFICERS


     Section 1 - Number. The officers of the corporation shall be a President, a Vice President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers or assistant officers or managers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except that no person shall hold the offices of President and Vice President or the offices of President and Secretary at the same time.

     Section 2 - Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at their first meeting held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     Section 3 - Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by said Board whenever in its judgment the best interest of the corporation would be served thereby. Such removal shall not prejudice the contract rights, if any, of the person so removed.

     Section 4 - Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

     Section 5 - President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall preside at all meeting of the stockholders and the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bond, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 6 - The Vice President. In the absence of the President or in the event of his death, or inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation, and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 7 - The Secretary. The Secretary shall: (a) Keep the minutes of the stockholders' meetings and of the Board of Directors' meetings in one or more books provided for that purpose; (b) See that all notices are duly given in accordance with the provisions of these by-laws as required by law; (c) Be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal, is duly authorized; (d) Keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) Sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) Have general charge of the stock transfer books of the corporation; (g) In general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

     Section 8 - The Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) Have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipt for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies, or other depositories as shall be selected; and (b) In general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 9 - Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

     Section 10 - Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

             ARTICLE V - CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 1 - Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

     Section 2 - Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                          ARTICLE VI - WAIVER OF NOTICE

     Whenever any notice is required to be given to any stockholder or Director of the corporation under the provisions of these by-laws, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                           VII - FISCAL YEAR AND SEAL

     The Board of Directors shall fix by resolution the beginning date and closing date of the corporation's fiscal year, and may change the same from time to time. Further, the Board of Directors shall provide an appropriate corporate seal which shall be circular in form and shall have the name of the corporation subscribed thereon.

                                VIII - AMENDMENTS

     These by-laws may be altered, amended, or repealed and new by-laws may be adopted by a majority vote of the Directors of the corporation at any regular or special meeting of the Directors.

     Upon motion made, duly seconded and unanimously passed, the following were elected as officers of the corporation to serve until the next annual meeting of the Directors or until their successors shall have been elected and qualified:

                    President           -    James L. McRae
                    Vice-President      -    M. H. Bounds
                    Secretary-Treasurer -    Robert L. McRae

     Books for the subscription to the capital stock of the corporation were opened, and the following stock subscriptions were received:

               James L. McRae      -    4 shares @ $100.00 per share
               M. H. Bounds        -    4 shares @ $100.00 per share
               Robert L. McRae     -    4 shares @ $100.00 per share

     The stock subscriptions were paid for in full at the meeting, so that the corporation was entitled to commence business.

     After full discussion and upon motion duly made and seconded, the following resolution was unanimously passed by the above listed stockholders, and all present, to-wit:

     "RESOLVED that James L. McRae, M. H. Bounds, and Robert L. McRae of Meridian, Mississippi, be and they hereby are elected as Directors of Clearspan Components, Inc., they being the same slate of Directors named in the Articles of Incorporation of said corporation; and said slate of three Directors shall serve for one year and until their successors shall have been elected and qualified."


     The Secretary of the Company was instructed to see to publishing and recording of the Corporate Charter, and to obtain a corporate seal, issue stock, provide a minute book, and take all other steps and actions necessary to the commencement of corporate business.

     All present agreed that the registered office and principal place of business of the Corporation would be on Old U. S. Highway #80 at 5th Street in Meridian, Mississippi (P. O. Box 4201 - West Station); and that the registered agent at such address would be James L. McRae.

     Upon motion duly made and seconded, the following resolution was unanimously passed, to-wit:

     "RESOLVED that the Officers of the Corporation be and they hereby are authorized and directed to negotiate for and purchase from Bounds & McRae Building Company all of the assets and liabilities of the wood working enterprise known as Clearspan Components, located on Old S. Highway #80 at 5th Street in Meridian, Mississippi, including but not limited to all buildings and improvements, all furniture, fixtures, machinery, equipment and inventory, and also the Lessee's interest in the land utilized by said enterprise; such purchase to be paid for by issuance of the Corporation's Note Payable."


     There being no further business to come before the meeting, the same was adjourned, subject to call.



                                        \s\ James L. McRae
                                        ---------------------------------------
                                        James L. McRae, President,
                                        Incorporator and Director



                                        \s\ M. H. Bounds
                                        ---------------------------------------
                                        M. H. Bounds, Vice-President,
                                        Incorporator and Director



                                        \s\ Robert L. McRae
                                        ---------------------------------------
                                        Robert L. McRae, Secretary - Treasurer,
                                        Incorporator and Director